Exhibit 99.2

Burlington Stores, Inc. Announces Appointment of Kristin Wolfe as Chief Financial Officer

BURLINGTON, New Jersey; May 26, 2022 — Burlington Stores, Inc. (NYSE: BURL), a nationally recognized off-price retailer of high-quality, branded apparel, footwear, accessories, and merchandise for the home at everyday low prices, today announced that Kristin Wolfe has been appointed Chief Financial Officer effective on or about August 1, 2022. As previously announced, the employment of John Crimmins, the Company’s current Chief Financial Officer, will end on August 31, 2022. The month overlap will allow for both executives to transition, and Mr. Crimmins will provide consulting services to the Company through the end of February 2023.

Ms. Wolfe joins Burlington from Ross Stores, Inc., where she served in a wide range of financial, strategic and operational roles. Ms. Wolfe most recently served as Ross Stores’ Group Senior Vice President, Corporate Finance of Ross Stores, Inc. from 2021 through her resignation in May 2022. Between 2009 and 2021, Ms. Wolfe served in a number of other roles at Ross Stores, including Senior Vice President, Store Operations from 2018 to 2021, Group Vice President, Store Finance and Strategy from 2016 to 2018, Vice President, Store Finance and Strategy from 2014 to 2016, Senior Director, Corporate Strategy from 2012 to 2014 and Director, Store Operations Finance from 2009 to 2012. Prior to her career with Ross Stores, Ms. Wolfe held various roles over a 10-year period with Bain & Company.

Burlington Chief Executive Officer Michael O’Sullivan said, “Kristin is a seasoned finance executive with a track record of leadership in financial, strategic and operational roles. She has deep experience in off-price retail, and I believe that she will be a strong partner as we continue to execute on our Burlington 2.0 strategy. We look forward to welcoming her to the Burlington team.”

"I am excited to become part of a company that has the potential for significant growth and profit improvement for many years to come. I look forward to working with Michael and the rest of the team to execute Burlington 2.0 priorities, accelerate growth and enhance value for shareholders," said Ms. Wolfe.

Mr. O’Sullivan concluded, “I appreciate John’s outstanding leadership, dedication, and important contributions to Burlington over the years. His financial acumen and strong commitment to our stakeholders have been invaluable. John has built an outstanding team, which I am confident will facilitate a seamless transition for Kristin. The Board and I are grateful for John’s efforts and accomplishments, and we wish him all the best in retirement.”

About Burlington Stores, Inc.

Burlington Stores, Inc., headquartered in New Jersey, is a nationally recognized off-price retailer with Fiscal 2021 net sales of $9.3 billion. The Company is a Fortune 500 company and its common stock is traded on the New York Stock Exchange under the ticker symbol “BURL.” The Company operated 866 stores as of the end of the first quarter of Fiscal 2022, in 46 states and Puerto Rico, principally under the name Burlington Stores. The Company’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers' prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats.

For more information about the Company, visit www.burlington.com.

Investor Relations Contacts:

David J. Glick

Daniel Delrosario

855-973-8445

Info@BurlingtonInvestors.com

Allison Malkin

ICR, Inc.

203-682-8225

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). All statements other than statements of historical fact included in this release are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from expectations, including those described from time to time in our filings with the Securities and Exchange Commission. For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.